UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 7, 2021

Home Bistro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56222	27-1517938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4014 Chase Avenue, #212, Miami Beach, FL 33140
(Address of principal executive offices)

Registrant’s telephone number, including area code	(631) 964-1111

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2021, Home Bistro, Inc. (the “Company”) entered into an Agreement and Plan of Merger with the members of Model Meals, LLC, acquiring Model Meals, LLC through a reverse triangular merger, whereby Model Meals, LLC merged with Model Meals Acquisition Corp., a wholly owned subsidiary of the Company, with Model Meals, LLC being the surviving entity (the “Acquisition”). As a result, Model Meals, LLC became a wholly owned subsidiary of the Company, and the members of Model Meals, LLC received 2,008,310 shares of restricted common stock and $60,000.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Acquisition described above, the Company issued 2,008,310 shares of restricted common stock. The shares are subject to a 24 month Lockup and Leak-Out Agreement and were issued pursuant to Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Bistro Inc.
(Registrant)
Date:	July 8, 2021
		By:	/s/ Zalmi Duchman
		Name:	Zalmi Duchman
		Title:	Chief Executive Officer

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